Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Dr. Panos Kontzalis and Harvey Lalach, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the quarterly report on Form 10-QSB of Anavex Life Sciences Corp. for the period ended December 31, 2006 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Anavex Life Sciences Corp.

Dated: February 14, 2007

/s/ Dr. Panos Kontzalis

Dr. Panos Kontzalis, CEO

(Principal Executive Officer)

/s/ Harvey Lalach

Harvey Lalach

President, CFO and Secretary

(Principal Financial Officer and

Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Anavex Life Sciences Corp. and will be retained by Anavex Life Sciences Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

CW1063945.1